CUSIP No. 64116M108
EXHIBIT A
JOINT FILING AGREEMENT
     The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of NetRatings, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: February 8, 2007	TCS CAPITAL INVESTMENTS, LP

By: TCS Capital GP, LLC
its General Partner

By: /s/ Eric Semler Name: Eric Semler
Title: Managing Member

TCS CAPITAL GP, LLC

By: /s/ Eric Semler
Name: Eric Semler
Title: Managing Member

ERIC SEMLER

By: /s/ Eric Semler